UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2022

RATTLER MIDSTREAM LP

(Exact Name of Registrant as Specified in Charter)

DE	001-38919	83-1404608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, TX	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	RTLR	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger (defined below), the Credit Agreement, dated as of May 28, 2019, among Rattler Midstream LP, a Delaware limited partnership (“Rattler”), Rattler Midstream Operating LLC, a Delaware limited liability company (“Rattler OpCo”), each of the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders, as amended by that certain First Amendment to Credit Agreement and Guaranty and Security Agreement, dated as of October 23, 2019, that certain Second Amendment to Credit Agreement, dated as of November 2, 2020, that certain Third Amendment to Credit Agreement, dated as of December 21, 2021, and that certain Fourth Amendment to Credit Agreement, dated as of June 8, 2022 (as so amended, the “Credit Agreement”), was terminated, all obligations thereunder were repaid and all liens granted to secure such obligations were released. Among other things, the Credit Agreement provided for a revolving credit facility in the maximum amount of $600.0 million and was scheduled to mature on May 28, 2024. The obligations under the Credit Agreement were guaranteed by Rattler, Tall City Towers LLC, Rattler OMOG LLC, Rattler Ajax Processing LLC, Rattler WTG LLC and Rattler Holdings LLC and were secured by substantially all of Rattler OpCo’s and the guarantors’ assets.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 24, 2022, pursuant to the terms of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) by and among Rattler, Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), Rattler Midstream GP LLC, a Delaware limited liability company and the general partner of Rattler (the “General Partner”), and Bacchus Merger Sub Company, a Delaware corporation and wholly owned subsidiary of Diamondback (“Merger Sub”), Merger Sub merged with and into Rattler (the “Merger”), with Rattler as the surviving entity in the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding publicly held common unit representing a limited partner interest in Rattler (each, a “Common Unit”) (other than any Common Units owned by Diamondback and its subsidiaries) (each, a “Public Common Unit”) was converted into the right to receive 0.113 (the “Exchange Ratio”) of a share of common stock, par value $0.01 per share (“Common Stock”), of Diamondback (the “Merger Consideration”). At the Effective Time, (a) Diamondback E&P LLC, a wholly owned subsidiary of Diamondback (“E&P”), continued as a Limited Partner (as defined in the Merger Agreement) of Rattler and a holder of all of the outstanding Class B units in Rattler, (b) by virtue of the Merger, Diamondback was admitted as a Limited Partner of Rattler and a holder of all of the outstanding Common Units in Rattler, (c) the General Partner continued as the general partner of Rattler, and (d) Rattler (as the surviving entity after the Merger) continued without dissolution as a limited partnership.

In addition, on August 24, 2022, in connection with the completion of the Merger, the Partnership terminated the Rattler Midstream LP Long Term Incentive Plan (the “Rattler LTIP”). Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, each Partnership Phantom Unit (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time was converted into an award of Parent RSUs (as defined in the Merger Agreement), was converted into an award of Parent RSUs (as defined in the Merger Agreement), as adjusted by the Exchange Ratio, and otherwise on the same terms and conditions as were applicable to the corresponding Partnership Phantom Units, including any payment timing provisions and distribution equivalent rights, as applicable.

Pursuant to the Merger Agreement, Diamondback issued approximately 4.4 million shares of Diamondback Common Stock to the holders of the Public Common Units as the Merger Consideration, as described above.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Rattler’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 16, 2022, which agreement is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Rattler, Diamondback or their respective subsidiaries and affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.02 above is incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Rattler (a) notified The Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated and (b) requested that Nasdaq (i) suspend trading of the Common Units prior to market open on August 24, 2022, (ii) withdraw the Common Units from listing on Nasdaq and (iii) file with the SEC a Form 25 notification of Removal from Listing and/or Registration to delist and deregister the Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rattler intends to file a certification on Form 15 under the Exchange Act with the SEC requesting the deregistration of the Common Units under Section 12(g) of the Exchange Act and the suspension of Rattler’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.02, Item 2.01 and Item 3.01 above and Item 5.03 below is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 above is incorporated into this Item 5.02 by reference.

In connection with the Merger, effective as of the Effective Time, Steve E. West, Laurie H. Argo and Arturo Vivar stepped down from their respective roles as members of the board of directors of the General Partner (the “GP Board”). The decision of each of Mr. West, Ms. Argo and Mr. Vivar to step down as a member of the GP Board was not the result of any disagreement with the General Partner or Rattler on any matter relating to the operations, policies or practices of the General Partner or Rattler.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2022, in connection with the Merger, (a) Rattler amended and restated its amended and restated agreement of limited partnership and (b) Rattler OpCo amended and restated its amended and restated limited liability company agreement, each to, among other things, outline the rights of its respective unitholders resulting from the Merger.

On August 24, 2022, in connection with the Merger, the General Partner amended its amended and restated limited liability company agreement to, among other things, reduce the minimum number of directors on the GP Board from three directors to two directors and to eliminate the requirement that the General Partner maintain an audit committee.

Item 7.01	Regulation FD Disclosure.

On August 24, 2022, Rattler and Diamondback issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit

2.1*	Agreement and Plan of Merger, dated as of May 15, 2022, by and among Diamondback Energy, Inc., Rattler Midstream GP LLC, Bacchus Merger Sub Company and Rattler Midstream LP (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 16, 2022 and incorporated herein by reference).

99.1	Press release, dated August 24, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATTLER MIDSTREAM LP

	By:	Rattler Midstream GP LLC, its general partner
Date: August 24, 2022

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice
President and Assistant Secretary